SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed  by  the  Registrant                    [x]
Filed by a Party other than the Registrant    [ ]

Check  the  appropriate  box:

     [ ]     Preliminary  Proxy Statement     [ ]  Confidential, For Use of  the
                                                   Commission Only (as permitted
     [X]     Definitive  Proxy  Statement          by  Rule  14a-6(c)(2))

     [ ]     Definitive  Additional  Materials

     [ ]     Soliciting  Material  Under  Rule  14a-12


                           RAMPART CAPITAL CORPORATION
                (Name of Registrant as specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

     [x]     No  fee  required.

     [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

          (1) Tide of each class of securities to which the transaction applies: NOT APPLICABLE
          (2)  Aggregate  number of securities to which the transaction applies:
               NOT  APPLICABLE
          (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined): NOT APPLICABLE
          (4)  Proposed  maximum  aggregate  value  of  the  transaction:  NOT
               APPLICABLE
          (5)  Total  fee  paid:  NOT  APPLICABLE

     [ ]     Fee  paid  previously  with  preliminary  materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

          (1)  Amount  previously  paid:  NOT  APPLICABLE
          (2)  Form,  Schedule  or Registration Statement Number: NOT APPLICABLE
          (3)  Filing  Party:  NOT  APPLICABLE
          (4)  Date  Filed:  NOT  APPLICABLE

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 29, 2001



To  the  Shareholders  of
Rampart  Capital  Corporation:


The annual meeting of Shareholders of Rampart Capital Corporation will be held at the Newport Golf Club and Conference Center, 16401 Country Club Drive, Crosby, Texas 77532, on Friday, June 29, 2001 at 3:00 p.m., Houston, Texas time, for the following purposes:

1.     To  elect  six  directors  to  serve  until  the  2002  Annual  Meeting;
2. To ratify the selection of Pannell Kerr Forster of Texas, P.C. as independent public accountants for 2001; and,
3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR each of the nominees for director and FOR ratification of the selection of Pannell Kerr Forster of Texas, P.C. as independent public accountants.

The Board of Directors has fixed the close of business on May 16, 2001 as the record date for determining Shareholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date, and return the accompanying proxy as soon as possible.

By  Authorization  of  the  Board  of  Directors

/s/  CHARLES  W.  JANKE

Charles  W.  Janke
Chairman  of  the  Board  and
Chief  Executive  Officer


May  23,  2001
700  Louisiana,  Suite  2510
Houston,  Texas  77002

PROXY  STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed to Shareholders beginning on or about May 23, 2001. Proxy Statements are furnished in connection with the solicitation by the Board of Directors of Rampart Capital Corporation of proxies from the holders of our Common Stock for use at the 2001 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by our regular employees. We will pay all costs of soliciting proxies. We will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent public accountants, and at the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A Shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person. The Board of Directors recommends a vote FOR each of the nominees for director and FOR ratification of the selection of Pannell Kerr Forster of Texas, P.C. as independent public accountants.

May 16, 2001 is the record date for determining Shareholders entitled to vote at the annual meeting. On April 23, 2001 we had outstanding and entitled to vote 2,905,143 shares of Common Stock. The Common Stock is the only class of our stock outstanding at the record date and entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote of Shareholders. Cumulative voting is not permitted. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

Abstentions, shares with respect to which authority is withheld, and shares held of record by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. For purposes of determining the outcome of any matter as to which a broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the Annual Meeting require the affirmative vote of a majority of the votes cast. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions are considered a vote cast and have the effect of a vote against a particular matter. Broker non-votes will not affect the outcome of any vote on the matters presented at the Annual Meeting because they are not considered a vote cast under Texas law. Votes are counted, and an inspector of elections to be appointed at the Annual Meeting by the Chairman of the Annual Meeting certifies the count. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

The Annual Report on Form 10-KSB for the year ended December 31, 2000, has been mailed to all Shareholders entitled to vote at the Annual Meeting on or before the date of mailing of this Proxy Statement.

ITEM  1.  ELECTION  OF  DIRECTORS

Our Board of Directors currently consists of five directors with each director elected annually. In April 2001, our Board of Directors increased the number of our authorized Directors from five to six. All of the current Directors have been nominated for re-election and one additional person has been nominated to fill the additional Director position.

The persons named in the proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in a nominee becoming unavailable for election. A Shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote the Shareholder's shares for one or more of the named nominees.

NOMINEES - The following summaries set forth information concerning the six nominees for election as directors at the Annual Meeting, including each nominee's age, position with Rampart, if any, and business experience during at least the last five years.

CHARLES W. JANKE, age 56, has been Chairman, Chief Executive Officer, and a director of Rampart since its organization in March 1994. He also served as Rampart's President from its organization until January 1, 1999, when he relinquished that position to Mr. Carpenter. Prior to the organization of Rampart, Mr. Janke's primary activity was private investments. During 1992 and 1993, Mr. Janke invested in Laidlaw Holdings, Inc., a securities investment firm. During this period he provided mezzanine and bridge financing for several firms, all of which became listed on the Nasdaq Stock Market. Mr. Janke's ownership in Laidlaw Holdings, Inc. was less than 1% and he has no current ownership. During the period 1989 through 1992, Mr. Janke provided acquisition funding for a company that acquired in excess of $400 million in residential mortgage portfolios in association with a major securities firm. After a brief retirement, he funded the start-up of Rampart and became active in our management. For the period 1975 through 1985, Mr. Janke was a shareholder and officer of Centurian National Group, Inc., a cemetery and funeral home holding company, which was acquired by Service Corporation International, a public corporation.

J. H. CARPENTER, age 59, was elected President and Chief Operating Officer effective January 1, 1999. He has been Vice President and a director since the organization of Rampart in March 1994. For the period October 1991 through March 1994, Mr. Carpenter was a shareholder and president of two closely held corporations that acquired commercial debt from the Resolution Trust Corporation and the Federal Deposit Insurance Corporation. During the period 1989 to October 1991, Mr. Carpenter was associated with a company that acquired, in conjunction with a major securities firm, and sold over $400 million in residential mortgage portfolios. From 1970 through 1981, Mr. Carpenter was Vice President and Treasurer of Camco, Incorporated, a publicly traded oil tool manufacturing company.

JAMES W. CHRISTIAN, age 47, was elected a director of Rampart effective January 1, 1999. Mr. Christian is a member of the Houston, Texas law firm of Christian & Smith L.L.P. where he has practiced since 1990. Mr. Christian specializes in litigation, corporate and real estate law.

JAMES J. JANKE, age 47, was elected a director of Rampart in 1996. Mr. Janke is Vice President and General Manager of a top 100 Ford dealership where he has been employed since 1976. He serves on the board of directors of the Texas Auto Dealers Association, the Houston Livestock Show and Rodeo, a charitable organization, and the Better Business Bureau of Houston. Charles W. Janke and James J. Janke are brothers.

ROBERT A. SHUEY, III, age 46, was elected as a director of Rampart in September 1999, pursuant to the underwriters' agreement, dated January 1999, entered into in connection with our initial public offering. He is the managing director of corporate finance for Rushmore Financial Group, Inc. He was a director and Chief Executive Officer of Institutional Equity Holdings, Inc. (formerly Euromed, Inc.), which owned all of the outstanding stock of Institutional Equity Corporation (formerly Redstone Securities, Inc.), the representative of the underwriters in our initial public offering. Mr. Shuey was a director of Institutional Equity Holdings from July 1996 until December 2000 and its Chief Executive Officer from December 1998 until December 2000. Prior to that time, he had been Manager of Investment Banking with Tejas Securities Group, Inc. since September 1997. He has been in the investment banking business for more than five years, with National Securities Corporation from September 1996 until August 1997, with La Jolla Securities Corporation from April 1995 until August 1996, with Dillon Gage Securities Corporation from January 1994 until April 1995 and with Dickinson & Co. from March 1993 to December 1993. Mr. Shuey is a member of the Board of Directors of AutoBond Corporation, Westower Corporation, Institutional Equity Holdings, Inc., Bio Agua, Streamedia, and Transnational Financial Corporation.

W. F. MOSLEY, age 52, is being nominated for a director's position. He has been a principal and director of W. F. Mosley, Inc., a certified public accounting firm, since 1981. Mr. Mosley is a Certified Public Accountant and is a tax practitioner. He is also a director and investor in Southwest Commerce
Partners,  Inc.,  which  invests  in  various  business  opportunities.

COMPENSATION OF DIRECTORS - Directors who are also employees do not receive any remuneration in their capacity as directors. Non-employee directors received travel expense reimbursement and $1,000 per meeting attended, $500 per meeting telephonically attended, and $1,500 for the Annual Meeting of Shareholders and the board meeting immediately following.

On January 11, 2000, each non-employee director was granted a five-year non-qualified stock option to purchase 1,000 shares of common stock for a price per share equal to the closing price, as quoted on the American Stock Exchange, on the date granted. The closing price per share on January 11, 2000 was $3.75. On October 13, 2000, directors James Janke and Robert Shuey were granted stock options to purchase 9,000 shares of common stock and James W. Christian was granted an option to purchase 14,000 shares of common stock for a share price equal to $3.50 per share. The closing share price, as quoted on the American Stock Exchange for October 13, 2000, was $1.75. The October 13, 2000 options expire March 31, 2001.

STANDING  COMMITTEES,  BOARD ORGANIZATION AND MEETINGS -  The Board of Directors
has two committees, the Audit and Compensation Committees. These committees report their actions, if any, to the full Board of Directors at its next regular meeting. The Compensation Committee and the Audit Committee are composed of the three non-employee directors - Messrs. Christian, Shuey and Janke (James J.). Mr. Christian qualifies as an independent director and Messrs. Shuey and Janke (James J.) do not qualify as independent directors under the listing standards for the American Stock Exchange. We continue to seek qualified independent persons with financial experience who are willing to serve on our Board of Directors. If elected, Mr. Mosley, will replace Mr. Janke (James J.) on the Audit and Compensation Committees, thereby increasing the number of independent directors on those committees.

The duties and functions of the Audit Committee are to: (1) examine the activities of our independent auditors to determine whether their activities are reasonably designed to assure the soundness of accounting and financial procedures; (2) review our accounting policies and the objectivity of our financial reporting; and (3) consider annually the qualifications of our independent auditors and the scope of their audit and make recommendations to the Board of Directors as to its selection. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement.

The duties and functions performed by the Compensation Committee are: (1) to review and recommend to the Board of Directors, or determine, the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; (2) review new executive compensation programs; (3) review on a periodic basis the operations of our executive compensation programs to determine whether they are properly coordinated; (4) establish and periodically review policies for the administration of executive compensation programs; (5) modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; (6) establish and periodically review policies in the area of management perquisites; and (7) to exercise all of the powers of the Board of Directors with respect to any other matters involving the compensation of our employees and employee benefits as may be delegated to the Compensation Committee from time to time.

During 2000, the Board of Directors held 5 meetings and acted once by written consent. During 2000, all members of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board to which they belong. There were three audit committee meetings and two compensation committee meetings in 2000.

AUDIT  COMMITTEE  REPORT

Management is responsible for Rampart's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Rampart's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that Rampart's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Rampart's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission. The Committee also recommended reselection of Pannell Kerr Forster of Texas, P.C. as Rampart's independent accountants and the Board of Directors concurred in such recommendation.

Members  of  the  Audit  Committee:

     James  W.  Christian
     James  J.  Janke
     Robert  A  Shuey,  III

COMPENSATION OF INDEPENDENT PUBLIC ACCOUNTANTS - Audit Fees. During 2000, we paid Pannell Kerr Forster of Texas, P.C., our independent public accountants, $62,724.24 in compensation for services related to auditing and public reporting. All Other Fees. During 2000, we also paid our independent public accountants $3,000.00 for services performed in reviewing records of other entities on our behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - The following table sets forth as of April 18, 2001, information with respect to (a) each person (including any "group" as the term is used in section 13(d)(3) of the Securities Exchange Act of 1934) who we know to be the beneficial owner of more than 5% of our outstanding Common Stock and (b) the number of shares and percentage of our Common Stock owned by nominees for director and by each of our directors and executive officers individually and as a group. We believe that, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                           SHARES OF COMMON STOCK
                                                             -------------------
                                                             BENEFICIALLY OWNED
                                                             -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                      NUMBER    PERCENT
-----------------------------------------------------------  ---------  --------

Charles W. Janke (2)                                         1,500,000     51.6%
   700 Louisiana, Suite 2510, Houston, Texas 77002
J. H. Carpenter (3)                                            760,000     26.1%
   700 Louisiana, Suite 2510, Houston, Texas 77002
Robert A. Shuey, III (4)                                        37,000      1.3%
Charles F. Presley (5)                                          28,000        *
James J. Janke (6)                                              11,000        *
James W. Christian (6)                                          11,000        *
W. F. Mosley                                                     4,700        *
-----------------------------------------------------------  ---------  --------
All Executive Officers and Directors as a group (7 persons)  2,351,700     79.5%

----------------------

*  LESS  THAN  ONE  PERCENT  OF  OUTSTANDING  SHARES.
(1) The table is based on information supplied by the officers, directors, and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the person can acquire the stock within sixty days of the date of this proxy statement.
(2) 1,500,000 of Mr. Janke's shares are owned by a family limited partnership of which Mr. Janke is the general partner.
(3) The majority of Mr. Carpenter's shares (600,000 shares) are owned by a family limited partnership, the general partner of which is a closely held corporation whose stock is owned by trusts for the benefit of Mr. Carpenter's children and grandchildren. Mr. Carpenter is sole director and officer of that corporation and has voting power over its stock. A solely owned corporation controlled by Mr. Carpenter owns 150,000 shares. Mr. Carpenter personally owns 10,000 shares.
(4) Includes 1,000 shares underlying common stock options granted to each non-employee director and 36,000 shares underlying underwriter's warrants issued in connection with our initial public offering.
(5) Mr. Presley owns 8,800 shares and Mr. Presley's Simple IRA owns 4,900 shares and 14,300 publicly traded warrants.


                                        4

(6) Shares shown represent 1,000 common stock options granted to each non-employee director and direct or beneficial ownership of 10,000 shares of common stock.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT - Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons who beneficially own 10% or more of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on our review of copies of such reports and written representations that no other reports were required, we believe that during 2000 all our directors and executive officers and 10% or greater shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION - The following table sets forth the compensation awarded to, earned by, or paid to the Chief Executive Officer and the other officers of Rampart who received compensation of over $100,000 for the fiscal years ended December 31, 2000, 1999 and 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION
    NAME AND            FISCAL  -------------------  ALL OTHER
PRINCIPAL POSITION       YEAR   SALARY     BONUS     COMPENSATION
-----------------------  ----  --------  ---------  --------------
Charles W. Janke         2000  $200,000        --   $     6,000(1)
Chairman of the Board    1999   159,886        --              --
Chief Executive Officer  1998   132,886        --              --
------------------------------------------------------------------
J. H. Carpenter          2000  $202,659                  $6,000(1)
President                1999   158,659        --              --
Chief Operating Officer  1998   131,659        --              --
------------------------------------------------------------------
Charles F. Presley       2000  $125,000        --   $     5,640(2)
Vice-President           1999   116,845        --              --
Chief Financial Officer  1998    83,872        --              --

___________
(1)     Rampart  matching  contribution  to  retirement  plan.
(2) Rampart matching contribution to retirement plan of $3,750 and $1,890 of reimbursements for medical insurance premiums.

EMPLOYMENT AGREEMENTS - We do not have written employment contracts with any of our Named Executive Officers. However, since 1996, in addition to his other duties, Charles Presley has performed, and continues to perform, services for Rampart to facilitate the collection of certain defaulted obligations owned by Rampart and to facilitate realization from other assets. Mr. Presley has an oral arrangement with Rampart whereby he is entitled to receive from one to five percent, net of costs, of any amounts realized by Rampart with respect to such assets. During 2000 and 1999, Mr. Presley received an aggregate of $52,920.50 under this arrangement.

OPTION GRANTS IN LAST FISCAL YEAR - On October 13, 2000, options were granted to our key employees and Directors. The options had an exercise price of $3.50 and expired March 31, 2001. The closing price per share on October 13, 2000, as quoted on the American Stock Exchange, was $1.75. Grants to Named Executive Officers were as follows:

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)
--------------------------------------------------------------------------------
                     NUMBER OF   PERCENT OF TOTAL    EXERCISE
                      SHARES      OPTIONS GRANTED    OR BASE
                    UNDERLYING    TO EMPLOYEES IN     PRICE
       NAME         THE OPTIONS     FISCAL YEAR     ($/SHARE)   EXPIRATION DATE
------------------  -----------  -----------------  ----------  ---------------
Charles W. Janke         78,334              23.0%  $     3.50  March 31, 2001
J. H. Carpenter         161,666              47.6%  $     3.50  March 31, 2001
Charles F. Presley       85,000              25.0%  $     3.50  March 31, 2001

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES - None of the Named Executive Officers exercised any stock options in 2000 and none of the stock options owned by the Named Executive Officers were in-the-money at 2000 fiscal year-end.

RETIREMENT PLAN - Effective January 1, 2000, all of our employees may participate in an IRS Section 408(p) SIMPLE (Savings Incentive Match Plan for Employees of Small Employers). We elected to match participating employee contributions to the plan up to a maximum of 3% of the employee's compensation. In no event may our contribution on behalf of any employee exceed the limit set by the IRS (currently $6,000 per year). The employee's elective contributions are made on a pre-tax basis and each employee may choose the equities in which to invest both the employee's and Rampart's contributions. Both the employee and Rampart's contributions are immediately vested and are payable to the employee or their designated beneficiary upon termination of employment.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Until September 1999, the Janke Family Partnership, Ltd. pledged certificates of deposit as collateral for our bank financing. We could not have received the amount of financing without this pledge. In order to compensate the family limited partnership for the reduced yield on the money invested in the certificates and pledged as collateral, we have paid an additional 6% interest per year on the certificates pledged. These pledged certificates of deposit were released by the bank under the terms of the renewal of our revolving credit facility in September 1999. We paid additional interest of $22,500 in 1999.

In 1998 we sold a property for $525,000 to a consortium of buyers consisting of Mr. Carpenter, Mr. Janke (Charles W.), trusts for two of Mr. Janke's children, and the Janke Family Partnership, Ltd. The sales price was equal to the highest third party offer received on the property. We took 10% interest bearing notes that mature in three years as payment for the property. We purchased the property in 1994 as part of a debt portfolio purchased from the FDIC and allocated a cost basis of $100,000 to the property. In July 1999, the buyers as a group prepaid $150,000 comprised of $78,750 in interest and $71,250 in principal reduction on the loan balance.

On February 1, 1999, we acquired through Rampart Properties Corporation, our wholly owned subsidiary, the real estate and other assets from the bankruptcy estate of Newport Partners, LLC for $2,875,000. The Janke Family Partnership, Ltd. loaned $1,400,000 to Rampart Properties Corporation to provide a portion of the funding for the purchase. The balance of the purchase price was advanced by Southwest Bank of Texas, N.A. against our revolving line of credit. The Janke Family Partnership, Ltd. real estate note was secured by a deed of trust, which was secondary to the security interest of Southwest Bank. The real estate note provides for monthly payments of interest only at a 10% annual interest rate, commencing March 31, 1999. The maturity date of the note was December 31, 1999. We retired the Janke Family Partnership, Ltd. Note in September 1999 from the proceeds of our initial public offering. During 1999, we paid interest of $92,440 on this note.

Robert A. Shuey, III was an officer and director of Redstone Securities, Inc., which participated as an underwriter in our initial public offering in September 1999. In return for services provided by Mr. Shuey to Redstone Securities in connection with this public offering, Mr. Shuey received 12,000 underwriters' warrants. The underwriters' warrants allow the purchase of 12,000 units exercisable at $31.35 per unit. Each unit consists of 2 shares of common stock and a warrant to purchase a share of common at an exercise price of $13.82 per share. The underwriters' warrants were exercisable beginning in September 2000.

James W. Christian has agreements with Rampart whereby he is entitled to receive a fixed percentage of the net profits realized from two real properties purchased by Rampart Properties Corporation. The agreements provide for 6% of net profits realized by Rampart from its Newport property and a variable percentage of net profits realized by Rampart from its Webster property. The net profits interest on the Webster property has expired. During 2000 and 1999, Mr. Christian did not receive any benefit from these agreements.

We believe that all of the foregoing transactions were on terms no less favorable than would have been received at the time of the transaction if transacted with unaffiliated third parties. Any future transactions between Rampart and its officers and directors, principal shareholders and affiliates, will be approved by a majority of the board of directors, including a majority of the independent, disinterested outside directors. These future transactions will be on terms no less favorable to Rampart than could be obtained from unaffiliated third parties.

ITEM  2.  RATIFICATION  OF  APPOINTMENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS

The Board of Directors has selected Pannell Kerr Forster of Texas, P.C. as our independent public accountants to conduct an audit of our financial statements for the year 2001, and has further directed that management submit the selection of the independent accountants for ratification by our shareholders at the annual meeting. This firm has acted as independent public accountants for us for the past five fiscal years. Representatives of Pannell Kerr Forster of Texas, P.C. are not expected to be present at the Annual Meeting. Its representatives will not be able to make a statement at the Annual Meeting and are not expected to be available to respond to questions.

Shareholder ratification of the selection of Pannell Kerr Forster of Texas, P.C. as our independent public accountants is not required by our bylaws or otherwise. If our shareholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of Rampart. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the annual meeting is required to ratify the selection of Pannell Kerr Forster of Texas, P.C.


ITEM  3.  OTHER  BUSINESS

Management does not intend to bring any other business before the annual meeting and has not been informed that any other matters are to be presented by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented by others.


ADDITIONAL  INFORMATION

SHAREHOLDER PROPOSALS - Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, addresses when a company must include a Shareholder's proposal in its Proxy Statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of Shareholders. Under Rule 14a-8, we must receive proposals for the 2002 Annual Meeting of Shareholders no later than January 23, 2002 for such proposals to be included in next year's Proxy Statement and proxy card. However, if the date of the 2002 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2001 Annual Meeting of Shareholders, the deadline is a reasonable time before we begin to print and mail our proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-QSB or will otherwise be communicated to Shareholders. Shareholder proposals must also be otherwise eligible for inclusion. If we do not receive notice of any other matter that shareholders wish to raise at the 2002 Annual Meeting of Shareholders by April 8, 2002, and that matter is raised at the meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to our Chief Executive Officer at the address listed on the front page of this Proxy Statement.

                      APPENDIX A - AUDIT COMMITTEE CHARTER
                      ------------------------------------

                           RAMPART CAPITAL CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS'

                                     CHARTER

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and legal compliance that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          - Review and appraise the audit efforts of the Corporation's independent accountants.

          - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.  COMPOSITION

     The Audit Committee shall be comprised of two or more directors as determined by the Board, the majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered independent if, among other things, the director (1) has been employed by the Corporation or its affiliates in the current or past three years; (2) accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation); (3) is an immediate family member of an individual who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer; (4) is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; or (5) who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of their job to foster open communications, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each or these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials (consistent with IV.3. below).

IV.  RESPONSIBILITIES  AND  DUTIES

     To  fulfill  its  responsibilities  and  duties  the Audit Committee shall:

Documents/Reports  Review
-------------------------

1. Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the Securities and Exchange Commission.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.


3. Review with financial management and the independent accountants the 1O-QSB prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent  Accountants
------------------------

4. Subject to any action that may be taken by the full Board of Directors, have the ultimate authority and responsibility to select, evaluate, and, where appropriate replace the independent accountants, thus making the independent accountants ultimately accountable to the Audit Committee and the Board of Directors as representatives of the shareholders.

5. On an annual basis, ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation consistent with Independence Standards Board Standard 1 and review and discuss with the independent accountants all significant relationships they have with the Corporation or services they provide that could impair the independent accountants' objectivity and independence.

6. Take appropriate action to oversee the independence of the independent accountants.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organizations financial statements.

Financial  Reporting  Processes
-------------------------------

8. In consultation with the independent accountants, review the integrity of the organizations financial reporting processes, both internal and external.

9. Consider the independent accountants judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process  Improvement
--------------------

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Legal  Compliance
-----------------

15. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

16. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the organization's financial statements.

17. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                           RAMPART CAPITAL CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                                      FOR
               THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 29, 2001

The undersigned, hereby revoking all prior proxies, hereby appoints Charles W. Janke and J. H. Carpenter and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of RAMPART CAPITAL CORPORATION standing in the name of the undersigned, at the Annual Meeting of Shareholders of RAMPART CAPITAL CORPORATION to be held at 3:00 p.m., Houston time, on June 29, 2001 at the Newport Golf Club and Conference Center, 16401 Country Club Drive, Crosby, Texas 77532, or at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE FOR EACH OF THE PROPOSALS AS
STATED BELOW AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF SUCH PROPOSALS.

1. ELECTION OF SIX DIRECTORS FOR A ONE YEAR TERM ENDING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

     NOMINEES:  Charles  W.  Janke, J.H. Carpenter, James W. Christian, James J.
                Janke,  Robert  A.  Shuey,  III,  and  W.  F.  Mosley.

[ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (IF ANY): _______________________________________________
________________________________________________________________________________

[ ]      VOTE  WITHHELD  from  all  nominees

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE)

2. PROPOSAL TO RATIFY PANNELL KERR FORSTER OF TEXAS, P.C. INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2001.

                  [  ]  For     [  ]  Against     [  ]  Abstain

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.


Dated:  __________,  2001                           ____________________________
                                                      Shareholder's Signature

                                                    ____________________________
                                                      Signature if held jointly

(Please sign exactly as your name appears on this card. For joint accounts, each joint owner should sign.
      Executors, administrators, trustees, etc., should also so indicate when signing.)

              PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY BY USING THE ENCLOSED ENVELOPE.